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                                                                 Exhibit 10.05

                                PROMISSORY NOTE

$859,516.18                                            EDEN PRAIRIE, MINNESOTA
                                                             NOVEMBER 29, 1995

FOR VALUE RECEIVED, the undersigned, LaserMaster Corporation, a Minnesota corporation ("Maker"), hereby agrees and promises to pay to the order of Marubeni International Electronics Corporation ("Holder"), at its address of 20 William Street, Wellesley, MA 02181 or at any other place designated by the holder hereof, in lawful money of the United States, the principal sum of Eight Hundred Fifty Nine Thousand Five Hundred Sixteen Dollars and Eighteen Cents ($859,516.18), together with interest on the principal amount at the lesser of ten percent (10%) per annum, or the maximum allowed by the law. The principal amount and interest shall be due and payable as follows: Principal in the amount of $429,758.09 shall be due and payable on March 29, 1996 with the final payment of the remaining principal and interest due and payable on May 29, 1996. This note may be prepaid without penalty in whole at anytime, or in part from time to time prior to the final payment.

This note is a Minnesota contract and Holder may seek to enforce it in any court sitting in the State of Minnesota and Maker specifically consents to both the subject matter and personal jurisdiction of such courts. Service of process may be made by registered or certified mail in addition to the methods allowed by law.

LASERMASTER CORPORATION


/s/ Melvin L. Masters, CEO
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Name and Title printed: Melvin L. Masters, Chief Executive Officer

Address:  7156 Shady Oak Road
          Eden Prairie, MN 55344

Subscribed and sworn to before me a Notary Public this 29th day of November, 1995.


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Notary Public

My Commission Expires:

Seal